UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2019 (September 30, 2019)

Tapinator, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-224531	46-3731133
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

110 West 40th Street, Suite 1902, New York, NY 10018

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (914) 930-6232

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:  None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2019, Tapinator, Inc. (the “Company”) entered into an Award Purchase, Cancellation and Release Agreement (the “Award Agreement”) with certain of its executive officers and members of the Board of Directors (the “Participants”). Pursuant to the terms of the Award Agreement, the Company agreed to repurchase any undelivered shares of common stock underlying certain restricted stock unit awards previously granted to the Participants, to the extent such awards had vested, and cancel the remaining unvested portion of such restricted stock units. As consideration for the repurchase and cancellation, the Participants were granted stock options representing the right to purchase a number of shares of common stock equal to the number of restricted stock units initially granted to such Participant and a one-time cash payment. The following table sets forth, with respect to each Participant, the number of vested restricted stock units repurchased by the Company, the number of unvested restricted stock units that were cancelled, the number of shares underlying the newly awarded stock options and the amount the cash paid to the Participant:

Name	Position	Vested RSUs/Unvested RSUs	Option Grant/Cash Payment
Ilya Nikolayev	Chief Executive Officer, Director	555,555/4,444,445	5,000,000/$25,000
Andrew Merkatz	President, Chief Financial Officer, Director	555,555/4,444,445	5,000,000/$25,000
Teymour Farman-Farmian	Director	27,776/222,224	250,000/$1,250
Brian Chan	Vice President of Finance and Accounting	0/250,000	250,000/$1,250

Each of the stock option grants were awarded pursuant to the Company’s form of Stock Option Grant and Agreement (the “Option Agreement”). Each of the stock option grants has a per share exercise price of $0.06 and vests as follows: (i) 50% in three substantially equal installments (with the first two installments rounded down for any fractional shares) on the last day of October, November, and December in 2019 (with the third installment including any fractional shares that were rounded down from the first and second installments) and (ii) the remaining 50% in 12 substantially equal installments (with the first 11 installments rounded down for any fractional shares) on the last day of each month in 2020 (with the 12th installment including any fractional shares that were rounded down from the first 11 installments).

The foregoing is only a brief description of the material terms of the Award Agreement and Option Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the Award Agreement that is filed as Exhibit 10.1 to this Current Report on Form 8-K and the Form of Option Agreement that was filed as Exhibit 10.2 to the Company’s Registration Statement on Form S-1, filed on April 30, 2018, and which, in each case, are incorporated by reference herein.

Item 9.01 — Financial Statements and Exhibits.

(d)  Exhibits

10.1	Form of Award Purchase, Cancellation and Release Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Tapinator, Inc.

By:	/s/ Ilya Nikolayev
Ilya Nikolayev Chief Executive Officer

Date: October 2, 2019